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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 8, 2005

                         ------------------------------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)


           TEXAS                        1-31447                 74-0694415
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)


             1111 LOUISIANA
             HOUSTON, TEXAS                                       77002
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (713) 207-1111

                         ------------------------------


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02.        RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On March 8, 2005, CenterPoint Energy, Inc. ("CenterPoint Energy") reported fourth quarter and full year 2004 earnings. Certain information regarding CenterPoint Energy's fourth quarter and full year 2004 earnings is included in Item 8.01 below. For additional information regarding CenterPoint Energy's fourth quarter and full year 2004 earnings, please refer to CenterPoint Energy's press release attached to this report as Exhibit 99.1 (the "Press Release"), which Press Release is incorporated by reference herein. The information in the Press Release is being furnished, not filed, pursuant to
Item 2.02. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by CenterPoint Energy under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 8.01.        OTHER EVENTS.

FOURTH QUARTER AND FULL YEAR 2004 RESULTS

         Net income was $100 million, or $0.29 per diluted share, for the fourth quarter of 2004 compared to $70 million, or $0.21 per diluted share for the same period of 2003.

         Net income for the fourth quarter of 2004 included an extraordinary loss of $84 million, or $0.23 per diluted share, which reflects a further write-down of generation-related regulatory assets resulting from CenterPoint Energy's assessment of the amounts ultimately recoverable as a result of proceedings before the Texas Public Utility Commission ("PUC"). In addition, the fourth quarter of 2004 includes $21 million of income or $0.06 per diluted share, from discontinued operations. The fourth quarter of 2003 included $23 million, or $0.07 per diluted share, of income from discontinued operations.

         Income from continuing operations before extraordinary loss for the fourth quarter of 2004 was $163 million, or $0.46 per diluted share, compared to $47 million, or $0.14 per diluted share, for the fourth quarter of 2003. The fourth quarter of 2004 included income of $226 million pretax, or $147 million after-tax ($0.41 per diluted share) related to interest on certain generation-related regulatory assets for the period 2002 through 2004 in accordance with a recent PUC order. The fourth quarter of 2003 included income of $206 million pretax, or $134 million after-tax ($0.37 per diluted share) related to Excess Cost Over Market ("ECOM") revenues. ECOM ended on December 31, 2003, in accordance with the Texas electric restructuring law.

         For the year ended December 31, 2004, CenterPoint Energy recorded a net loss of $905 million, or $2.48 per diluted share, which included a $977 million extraordinary loss ($2.72 per diluted share) from the write-down of generation-related regulatory assets and a $133 million net loss from discontinued operations ($0.37 per diluted share). Net income for the year ended December 31, 2003, was $484 million, or $1.46 per diluted share, which included $75 million, or $0.22 per diluted share, of income from discontinued operations.

         Income from continuing operations before extraordinary loss for the year ended December 31, 2004, was $206 million, or $0.61 per diluted share, compared to $409 million, or $1.24 per diluted share, for 2003. Income from continuing operations for 2004 included income of $226 million pretax, or $147 million after-tax ($0.41 per diluted share) related to interest on certain generation-related regulatory assets for the period 2002 through 2004. Income from continuing operations for 2003 included ECOM-related income of $661 million pretax, or $429 million after-tax ($1.27 per diluted share).

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         The exhibit listed below is furnished pursuant to Item 2.02 of this Form 8-K.

                  (c)      Exhibits.

99.1 Press Release issued March 8, 2005 regarding CenterPoint Energy, Inc.'s fourth quarter and full year 2004 earnings.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CENTERPOINT ENERGY, INC.



Date:  March 8, 2005                            By: /s/ James S. Brian
                                                    ---------------------------
                                                    James S. Brian
                                                    Senior Vice President and
                                                    Chief Accounting Officer

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                                 EXHIBIT INDEX

EXHIBIT
NUMBER               EXHIBIT DESCRIPTION
------               -------------------

  99.1 Press Release issued March 8, 2005 regarding CenterPoint Energy, Inc.'s fourth quarter and full year 2004 earnings